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Exhibit 10.9

WHITTIER ENERGY CORPORATION

LONG-TERM INCENTIVE PLAN

ARTICLE I. ESTABLISHMENT AND PURPOSE

        1.1    Establishment.    Whittier Energy Corporation, a Nevada corporation, hereby establishes the Whittier Energy Corporation Long-Term Incentive Plan as set forth in this document.

        1.2    Purpose.    The purposes of the Plan are to attract able persons to enter the employ of the Company, to encourage Employees to remain in the employ of the Company and to provide motivation to Employees to put forth maximum efforts toward the continued growth, profitability and success of the Company, by providing incentives to such persons through the ownership and/or performance of the Common Stock of Whittier. A further purpose of the Plan is to provide a means through which the Company may attract able persons to become directors of and Consultants with respect to the Company and to provide such individuals with incentive and reward opportunities. Toward these objectives, Awards may be granted under the Plan to Employees, Outside Directors and Consultants on the terms and subject to the conditions set forth in the Plan.

        1.3    Effectiveness.    The Plan shall become effective as of December 16, 2003, the date of its adoption by the Board, provided it is duly approved by the holders of at least a majority of the shares of Common Stock present or represented and entitled to vote at a meeting of the stockholders of Whittier duly held in accordance with applicable law within twelve months after the date of adoption of the Plan by the Board. If the Plan is not so approved, the Plan shall terminate and any Award granted hereunder shall be null and void.

ARTICLE II. DEFINITIONS

        2.1    Affiliate.    "Affiliate" means a parent corporation or subsidiary corporation (within the meanings of Section 424(e) and (f) of the Code) of Whittier, and with respect to an Award that is not an Incentive Stock Option, any other incorporated or unincorporated trade or business or organization which along with Whittier is under common control (within the meaning of the regulations from time to time promulgated by the Secretary of the Treasury pursuant to Section 414(c) of the Code).

        2.2    Award.    "Award" means any Option, Phantom Option, Restricted Stock, SAR, or Other Incentive Award granted under the Plan, whether singly, in combination or in tandem, to a Participant. Each Award shall be evidenced by an Award Agreement.

        2.3    Award Agreement.    "Award Agreement" means a written agreement between Whittier and a Participant that sets forth the terms, conditions, restrictions and/or limitations applicable to an Award.

        2.4    Board.    "Board" means the Board of Directors of Whittier.

        2.5    Cause.    "Cause" means the termination of a Participant's employment or service by reason of fraud, dishonesty, any unauthorized use or disclosure by the Participant of any confidential information or trade secrets of Whittier, or the performance of other acts detrimental to Whittier or an Affiliate, as determined by the Committee in its absolute discretion.

        2.6    Code.    "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

        2.7    Committee.    "Committee" means (i) with respect to the application of this Plan to Employees and Consultants, the Compensation Committee of the Board, or such other Committee of the Board as may be designated by the Board to administer the Plan, which committee shall consist of two or more non-employee directors, each of whom is a "non-employee director" under Rule 16b-3 and an "outside director" under Section 162(m) of the Code, and (ii) with respect to the application of this Plan to an Outside Director, the Board. To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such a noncompliance with such requirements shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

        2.8    Common Stock.    "Common Stock" means the Common Stock, par value $0.001 per share, of Whittier, or any stock or other securities of Whittier hereafter issued or issuable in substitution or exchange for the Common Stock.

        2.9    Company.    "Company" means Whittier and its Affiliates.

        2.10    Consultant.    "Consultant" means any individual who performs services for and is treated by Whittier or an Affiliate as an independent contractor for employment tax purposes, but does not include an Outside Director.

        2.11    Effective Date.    "Effective Date" means the date an Award is determined to be effective by the Board upon the grant of such Award.

        2.12    Employee.    "Employee" means an employee of Whittier or an Affiliate. The term "Employee" does not include an Outside Director, a Consultant or any other individual performing services for Whittier or an Affiliate who is treated for tax purposes as an independent contractor at the time of performance of the services.

        2.13    Exchange Act.    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        2.14    Fair Market Value.    "Fair Market Value" means with respect to shares of Common Stock (i) if such shares are traded on a securities exchange or through the NASDAQ Stock Market, the average of the closing prices of such shares on such exchange or system on the applicable date, (ii) if such shares are actively traded over-the-counter, the average of the closing bid and closing asked prices for such shares on the applicable date, or (iii) if there is no active public market for such shares, the fair market value of such shares as determined in good faith by the Board.

        2.15    Incentive Stock Option.    "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422(b) of the Code.

        2.16    Nonqualified Stock Option.    "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option.

        2.17    Option.    "Option" means an option to purchase shares of Common Stock granted to a Participant pursuant to Article VII. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option as determined by the Committee.

        2.18    Other Incentive Award.    "Other Incentive Award" means an Award granted to a Participant pursuant to Article XI.

        2.19    Outside Director.    "Outside Director" means a "non-employee director" of the Company within the meaning of Rule 16b-3.

        2.20    Participant.    "Participant" means any Employee, Outside Director or Consultant to whom an Award has been granted under the Plan.

        2.21    Phantom Option.    "Phantom Option" means a fictional option granted to a Participant pursuant to Article VIII.

        2.22    Plan.    "Plan" means this Whittier Energy Corporation Long-Term Incentive Plan.

        2.23    Restricted Stock.    "Restricted Stock" means an Award of shares of Common Stock granted to a Participant pursuant to, and with such restrictions as are imposed under, Article IX. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes.

        2.24    Rule 16b-3.    "Rule 16b-3" means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

        2.25    SARs.    "SARs" means an Award of stock appreciation rights granted to a Participant pursuant to Article X.

        2.26    Whittier.    "Whittier" means Whittier Energy Corporation, a Nevada corporation, and any successor thereto.

ARTICLE III. PLAN ADMINISTRATION

        3.1    Plan Administrator.    The Plan shall be administered by the Committee. The Committee may delegate some or all of its power to the Chief Executive Officer or such other officer of the Company as the Committee deems appropriate; provided, that (i) the Committee may not delegate its power with regard to the grant of an Award to any individual who is a "covered employee" within the meaning of Section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period an Award to such individual would be outstanding, and (ii) the Committee may not delegate its power with regard to the selection for participation in the Plan of an officer or other individual subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer or other individual.

        3.2    Authority of Administrator.    The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to: (i) interpret the Plan and the Award Agreements executed hereunder; (ii) determine eligibility for participation in the Plan; (iii) decide all questions concerning eligibility for, and the amount of, Awards payable under the Plan; (iv) construe any ambiguous provision of the Plan or any Award Agreement; (v) prescribe the form of the Award Agreements embodying Awards granted under the Plan; (vi) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement; (vii) issue administrative guidelines as an aid to administering the Plan and make changes in such guidelines as the Committee from time to time deems proper; (viii) make regulations for carrying out the Plan and make changes in such regulations as the Committee from time to time deems proper; (ix) determine whether Awards should be granted singly, in combination or in tandem; (x) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions and limitations; (xi) accelerate the exercise, vesting or payment of an Award when such action or actions would be in the best interests of the Company; (xii) grant Awards in replacement of Awards previously granted under the Plan or any other employee benefit plan of the Company; and (xiii) take any and all other actions the Committee deems necessary or advisable for the proper operation or administration of the Plan.

        3.3    Discretionary Authority.    The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan, including, without limitation, its construction of the terms of the Plan and its determination of eligibility for participation and Awards under the Plan. The decisions of the Committee and its actions with respect to the Plan shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under the Plan, including Participants and their respective estates, beneficiaries and legal representatives.

        3.4    Liability; Indemnification.    No member of the Committee nor any person to whom authority has been delegated, shall be personally liable for any action, interpretation or determination made in good faith with respect to the Plan or Awards granted hereunder, and each member of the Committee (or delegatee of the Committee) shall be fully indemnified and protected by Whittier with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law.

ARTICLE IV. ELIGIBILITY

        All Employees, Outside Directors and Consultants are eligible to participate in the Plan. The Committee shall recommend, from time to time, Participants from those Employees, Outside Directors and Consultants, who, in the opinion of the Committee, can further the Plan purposes. Once a Participant is recommended for an Award by the Committee, the Committee shall determine the type and size of Award to be granted to the Participant and shall establish in the related Award Agreement the terms, conditions, restrictions and/or limitations applicable to the Award, in addition to those set forth in the Plan and the administrative rules and regulations, if any, established by the Committee.

ARTICLE V. FORM OF AWARDS

        Awards may, at the Committee's sole discretion, be granted under the Plan in the form of Options pursuant to Article VII, Phantom Options pursuant to Article VIII, Restricted Stock pursuant to Article IX, SARs pursuant to Article X, and Other Incentive Awards pursuant to Article XI, or a combination thereof. All Awards shall be subject to the terms, conditions, restrictions and limitations of the Plan. The Committee may, in its absolute discretion, subject any Award to such other terms, conditions, restrictions and/or limitations (including, but not limited to, the time and conditions of exercise, vesting or payment of an Award and restrictions on transferability of any shares of Common Stock issued or delivered pursuant to an Award), provided they are not inconsistent with the terms of the Plan. Awards under a particular Article of the Plan need not be uniform, and Awards under more than one Article of the Plan may be combined into a single Award Agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant.

ARTICLE VI. SHARES SUBJECT TO THE PLAN

        6.1    Available Shares.    The maximum number of shares of Common Stock that shall be available for grant of Awards under the Plan shall not exceed a total of 1,560,000 [NOTE: This number is based on the assumption that the Reverse Split is effected and is intended to represent approximately 15% of the shares of Common Stock to be outstanding following the effectiveness of the Reverse Split], subject to adjustment as provided in Sections 6.2 and 6.3. Shares of Common Stock issued pursuant to the Plan may be shares of original issuance or treasury shares or a combination of the foregoing, as the Committee, in its absolute discretion, shall from time to time determine.

        6.2    Adjustments for Recapitalizations and Reorganizations.

          (a)   The shares with respect to which Awards may be granted under the Plan are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration or satisfaction of an Award theretofore granted, Whittier shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock in the form of Whittier Common Stock without receipt of consideration by Whittier, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the exercise price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the exercise price per share shall be proportionately increased.

          (b)   If Whittier recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of an Award theretofore granted the Participant shall be entitled to (or entitled to purchase, if applicable) under such Award, in lieu of the number of shares of Common Stock then covered by such Award, the number and class of shares of stock or other securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award.

          (c)   In the event of changes in the outstanding Common Stock by reason of a reorganization, merger, consolidation, combination, separation (including a spin-off or other distribution of stock or property), exchange, or other relevant change in capitalization occurring after the date of grant of any Award and not otherwise provided for by this Section 6.2, any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to adjustment by the Committee in its absolute discretion as to the number, price and kind of shares or other consideration subject to, and other terms of, such Awards to reflect such changes in the outstanding Common Stock.

          (d)   In the event of any changes in the outstanding Common Stock provided for in this Section 6.2, the aggregate number of shares available for grant of Awards under the Plan may be equitably adjusted by the Committee, whose determination shall be conclusive. Any adjustment provided for in this Section 6.2 shall be subject to any required stockholder action.

        6.3    Adjustments for Awards.    The Committee shall have full discretion to determine the manner in which shares of Common Stock available for grant of Awards under the Plan are counted. Without limiting the discretion of the Committee under this Section 6.3, unless otherwise determined by the Committee, the following rules shall apply for the purpose of determining the number of shares of Common Stock available for grant of Awards under the Plan:

          (a)    Options and Restricted Stock.    The grant of Options and Restricted Stock shall reduce the number of shares available for grant of Awards under the Plan by the number of shares subject to such Award.

          (b)    SARs and Phantom Options.    The grant of SARS and Phantom Options shall not affect the number of shares available for grant of Awards under the Plan, but such number of shares shall be reduced by any shares issued in payment or settlement of SARS and Phantom Options.

          (c)    Other Incentive Awards.    The grant of an Other Incentive Award in the form of Common Stock or that may be paid or settled only in Common Stock shall reduce the number of shares available for grant of Awards under the Plan by the number of shares subject to such Award. The grant of an Other Incentive Award that may be paid or settled only for cash shall not affect the number of shares available for grant of Awards under the Plan. The grant of an Other Incentive Award that may be paid or settled in either Common Stock or cash shall reduce the number of shares available for grant of Awards under the Plan by the number of shares subject to such Award.

          (d)    Termination.    If any Award referred to in paragraphs (a) and (c) above (other than an Other Incentive Award that may be paid or settled only for cash) is canceled or forfeited, or terminates, expires or lapses, for any reason (other than the termination of a Related Option (as defined in Section 10.1) upon exercise of its corresponding SARs), the shares then subject to such Award shall again be available for grant of Awards under the Plan.

          (e)    Payment of Exercise Price and Withholding Taxes.    If previously acquired shares of Common Stock are used to pay the exercise price of an Award, or shares of Common Stock that would be acquired upon exercise of an Award are withheld to pay the exercise price of such Award, the number of shares available for grant of Awards under the Plan shall not be increased by the number of shares delivered or withheld as payment of such exercise price. If previously acquired shares of Common Stock are used to pay withholding taxes payable upon exercise, vesting or payment of an Award, or shares of Common Stock that would be acquired upon exercise, vesting or payment of an Award are withheld to pay withholding taxes payable upon exercise, vesting or payment of such Award, the number of shares available for grant of Awards under the Plan shall not be increased by the number of shares delivered or withheld as payment of such withholding taxes.

          (f)    Fractional Shares.    If any adjustment would result in a fractional security being (i) available under the Plan, such fractional security shall be disregarded, or (ii) subject to an Award, Whittier shall pay the holder of such Award, in connection with the first vesting, exercise or settlement of such Award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (1) the fraction of such security (rounded to the nearest hundredth) by (2) the excess, if any, of the Fair Market Value on the vesting, exercise or settlement date over the exercise price, if any, of such Award.

ARTICLE VII. OPTIONS

        7.1    General.    Awards may be granted to Employees, Outside Directors and Consultants in the form of Options. Options granted under the Plan may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both; provided, however, that Incentive Stock Options may be granted only to Employees. Option grants under the Plan to Outside Directors and Consultants may only be in the form of Nonqualified Stock Options.

        7.2    Terms and Conditions of Options.    An Option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but such exercise price shall not be less than 100% of the Fair Market Value per share of Common Stock on the Effective Date of such Option's grant. Except as otherwise provided in Section 7.3, the term of each Option shall be as specified by the Committee; provided, however, that, no Option shall be exercisable later than ten years from the Effective Date of such Option's grant. Options may be granted with respect to Restricted Stock or shares of Common Stock that are not Restricted Stock, as determined by the Committee in its absolute discretion.

        7.3    Restrictions Relating to Incentive Stock Options.    Options granted in the form of Incentive Stock Options shall, in addition to being subject to the terms and conditions of Section 7.2, comply with Section 422(b) of the Code. Accordingly, no Incentive Stock Options shall be granted later than ten years from the date of adoption of the Plan by the Board. In addition, no Incentive Stock Option shall be exercisable after the expiration of ten years from the Effective Date of such Option's grant. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of Whittier and its Affiliates exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options. The Committee shall determine, in accordance with the applicable provisions of the Code, which of a Participant's Incentive Stock Options will be treated as Nonqualified Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an Employee under the Plan if, at the time such Option is granted, such Employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of Whittier or an Affiliate, within the meaning of Section 422(b)(6) of the Code, unless (i) on the Effective Date of grant of such Option, the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the Effective Date of such Option's grant.

        7.4    Additional Terms and Conditions.    The Committee may subject any Award of an Option to such other terms, conditions, restrictions and/or limitations as it determines are necessary or appropriate, provided they are not inconsistent with the Plan.

        7.5    Exercise of Options.    Subject to the terms and conditions of the Plan, Options shall be exercised by the delivery of a written notice of exercise to Whittier, setting forth the number of shares of Common Stock with respect to which the Option is to be exercised, accompanied by full payment for such shares.

        Upon exercise of an Option, the exercise price of the Option shall be payable to Whittier in full either: (i) in cash or an equivalent acceptable to the Committee, or (ii) in the absolute discretion of the Committee and in accordance with any applicable administrative guidelines established by the Committee, by tendering previously acquired nonforfeitable, unrestricted shares of Common Stock that have been held by the Participant for at least six months and that have an aggregate Fair Market Value at the time of exercise equal to the total exercise price, or (iii) in a combination of the forms of payment specified in clauses (i) and (ii) above.

        Unless otherwise prohibited by applicable law, payment of the exercise price of an Option may also be made, in the absolute discretion of the Committee, (i) by delivery to Whittier or its designated agent as an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares with respect to which the Option is exercised and deliver the sale or margin loan proceeds directly to Whittier to pay the exercise price and any required withholding taxes, or (ii) by such other cashless or broker-assisted exercise methods as may be approved by the Committee.

        In addition, any grant of a Nonqualified Stock Option under the Plan may provide that payment of the exercise price of the Nonqualified Stock Option may also be made in whole or in part in the form of shares of Restricted Stock or other shares of Common Stock that are subject to a risk of forfeiture or restrictions on transfer, provided that such shares have been held by the Participant for at least six months. Unless otherwise determined by the Committee at the time of grant of such Nonqualified Stock Option, whenever the exercise price of such Nonqualified Stock Option is paid in whole or in part by means of the form of consideration specified in the immediately preceding sentence, the shares of Common Stock received by the Participant upon the exercise of such Option shall be subject to the same risk of forfeiture and restrictions on transfer as those that applied to the consideration surrendered by the Participant. However, the risk of forfeiture and restrictions on transfer shall apply only to the same number of shares of Common Stock received by the Participant upon exercise as applied to the forfeitable or restricted Common Stock surrendered by the Participant in payment of the exercise price.

        As soon as reasonably practicable after receipt of written notification of exercise of an Option and full payment of the exercise price and any required withholding taxes, Whittier shall deliver to the Participant, in the Participant's name, a stock certificate or certificates in an appropriate amount based upon the number of shares of Common Stock purchased under the Option.

        7.6    Termination of Employment or Service.    Each Award Agreement embodying the Award of an Option shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment or service with the Company. Such provisions shall be determined by the Committee in its absolute discretion, need not be uniform among all Options granted under the Plan and may reflect distinctions based on the reasons for termination of employment or service. In the event a Participant's Award Agreement embodying the award of an Option does not set forth such termination provisions, the following termination provisions shall apply with respect to such Award:

          (a)    Retirement.    If the employment or service of a Participant shall terminate by reason of retirement on or after attaining age sixty-five (65), each outstanding Award held by such Participant may be exercised, the Option held by the Participant will continue to vest for one year following the date of such retirement, and, to the extent vested, shall be exercisable until the expiration of the term of such Option.

          (b)    Death or Disability.    If the employment or service of a Participant shall terminate by reason of death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), each outstanding Option held by the Participant may be exercised, to the extent then vested, until the earlier of (i) the expiration of one year from the date of such termination of employment or service, or (ii) the expiration of the term of such Option.

          (c)    Other Termination.    If the employment or service of a Participant shall terminate for any reason other than a reason set forth in paragraph (a) or (b) above or paragraph (d) below, whether on a voluntary or involuntary basis, each outstanding Option held by the Participant may be exercised, to the extent then vested, until the earlier of (i) the expiration of three months from the date of such termination of employment or service, or (ii) the expiration of the term of such Option.

          (d)    Termination for Cause.    Notwithstanding paragraphs (a), (b) and (c) above, if the employment or service of a Participant is terminated for Cause, all outstanding Options held by the Participant shall immediately be forfeited to the Company and no additional exercise period shall be allowed, regardless of the vested status of the Options.

        7.7    Maximum Option Grants.    Any provision of this Plan to the contrary notwithstanding, the maximum number of shares of Common Stock for which Options and SARs may be granted under the Plan to any one Participant during a calendar year is 350,000.

ARTICLE VIII. PHANTOM OPTIONS

        8.1    General.    Awards may be granted to Employees, Outside Directors and Consultants in the form of Phantom Options. Phantom Options shall be awarded in such numbers and at such times as the Committee shall determine. All Phantom Options shall be evidenced by an Award Agreement as described in Section 8.2 below and any payment or settlement made upon exercise of a Phantom Option shall be made to the Participant in accordance with the terms and conditions set forth in the Award Agreement.

        8.2    Award of Phantom Options.    Each Award Agreement embodying a Phantom Option granted pursuant to the Plan shall specify the Strike Price for each fictional share of Common Stock subject to the Phantom Option, the number of fictional shares subject to the Phantom Option being awarded, the manner and timing of the vesting of the Phantom Option and of payments or transfer of shares to the Participant under such Award and such other terms and conditions not inconsistent with the provisions of the Plan as may be approved by the Committee in its absolute discretion. The Strike Price of a Phantom Option shall be determined by the Committee, but such Strike Price shall not be less than 100% of the Fair Market Value per share of Common Stock on the Effective Date of the Phantom Option's grant. The term of each Phantom Option shall be as specified by the Committee; provided, however, that unless otherwise designated by the Committee, no Phantom Option shall be exercisable later than ten years after the Effective Date of the Phantom Option's grant. Except as otherwise provided in an applicable Award Agreement, Participants holding Phantom Options shall not be entitled to any dividends, rights upon liquidation or other rights of a holder of shares of Common Stock.

        8.3    Exercise.    Subject to the terms and conditions of the Plan, Phantom Options shall be exercised by the delivery of a written notice of exercise to Whittier, setting forth the number of fictional shares with respect to which the Phantom Option is to be exercised. Subject to the terms and conditions of this Plan and the applicable Award Agreement, upon exercise each fictional share subject to a Phantom Option entitles the Participant holding such Phantom Option to receive the amount, if any, by which the Fair Market Value as of the date of exercise exceeds the Strike Price, payable in one or a combination of the following forms, as determined by the Committee in its absolute discretion: (i) a cash payment, (ii) a whole number of shares of Common Stock (with cash payable in lieu of fractional shares), or (iii) by execution of a promissory note by Whittier as maker, to the Participant, as payee. Any promissory note described in (iii) shall be payable in sixty (or fewer) equal monthly installments, the first of such installments payable two months after the date of exercise, and the remaining installments payable monthly thereafter and shall bear simple interest per annum at a rate equal to the prime rate of interest as quoted in the Wall Street Journal on the exercise date (or the immediately preceding business day) under the caption "Prime Rate" in the section entitled "Money Rates." The promissory note shall provide that the maker shall have the privilege of prepaying all or any part thereof at any time with interest to date of prepayment.

        8.4    Termination of Employment or Service.    Each Award Agreement embodying the Award of a Phantom Option shall set forth the extent to which the Participant shall have the right to exercise the Phantom Option following termination of the Participant's employment or service with the Company. Such provisions shall be determined by the Committee in its absolute discretion, need not be uniform among all Phantom Options granted under the Plan and may reflect distinctions based on the reasons for termination of employment or service. In the event a Participant's Award Agreement embodying the award of a Phantom Option does not set forth such termination provisions, the following termination provisions shall apply with respect to such Award:

          (a)    Retirement.    If the employment or service of a Participant shall terminate by reason of retirement on or after attaining age sixty-five (65), each outstanding Phantom Option held by the Participant will continue to vest for one year following the date of such retirement, and, to the extent vested, shall be exercisable until the expiration of the term of such Phantom Option.

          (b)    Death or Disability.    If the employment or service of a Participant shall terminate by reason of death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), each outstanding Phantom Option held by the Participant may be exercised, to the extent then vested, until the earlier of (i) the expiration of one year from the date of such termination of employment or service, or (ii) the expiration of the term of such Option.

          (c)    Other Termination.    If the employment or service of a Participant shall terminate for any reason other than a reason set forth in paragraph (a) or (b) above or paragraph (d) below, whether on a voluntary or involuntary basis, each outstanding Phantom Option held by the

  Participant may be exercised, to the extent then vested, until the expiration of the term of such Phantom Option.

          (d)    Termination for Cause.    Notwithstanding paragraphs (a), (b) and (c) above, if the employment or service of a Participant is terminated for Cause, all outstanding Phantom Options held by the Participant shall immediately be forfeited to the Company and no additional exercise period shall be allowed, regardless of the vested status of the Phantom Options.

ARTICLE IX. RESTRICTED STOCK

        9.1    General.    Awards may be granted to Employees, Outside Directors and Consultants in the form of Restricted Stock. Restricted Stock shall be awarded in such numbers and at such times as the Committee shall determine.

        9.2    Restriction Period.    At the time an Award of Restricted Stock is granted, the Committee shall establish a period of time (the "Restriction Period") applicable to such Restricted Stock. Each Award of Restricted Stock may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Award of Restricted Stock shall not be changed except as permitted by Section 6.2 or Section 9.3.

        9.3    Other Terms and Conditions.    Restricted Stock awarded to a Participant under the Plan shall be represented by a stock certificate registered in the name of the Participant or, at the option of Whittier, in the name of a nominee of Whittier. Subject to the terms and conditions of the Award Agreement, a Participant to whom Restricted Stock has been awarded shall have the right to receive dividends thereon during the Restriction Period, to vote the Restricted Stock and to enjoy all other stockholder rights with respect thereto, except that (i) the Participant shall not be entitled to possession of the stock certificate representing the Restricted Stock until the Restriction Period shall have expired, (ii) Whittier shall retain custody of the Restricted Stock during the Restriction Period, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Stock during the Restriction Period, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Award of the Restricted Stock shall cause a forfeiture of the Restricted Stock. At the time of an Award of Restricted Stock, the Committee may, in its absolute discretion, prescribe additional terms, conditions, restrictions and/or limitations applicable to the Restricted Stock, including, but not limited to, rules pertaining to the termination of employment or service (by reason of death, permanent and total disability, or otherwise) of a Participant prior to expiration of the Restriction Period.

        9.4    Payment for Restricted Stock.    A Participant shall not be required to make any payment for Restricted Stock awarded to the Participant, except to the extent otherwise required by the Committee or by applicable law.

        9.5    Miscellaneous.    Nothing in this Article shall prohibit the exchange of shares of Restricted Stock issued under the Plan pursuant to a plan of reorganization for stock or securities of Whittier or another corporation that is a party to the reorganization, but the stock or securities so received for shares of Restricted Stock shall, except as provided in Section 6.2 or Section 13.2, become subject to the restrictions applicable to the Award of such Restricted Stock. Any shares of stock received as a result of a stock split or stock dividend with respect to shares of Restricted Stock shall also become subject to the restrictions applicable to the Award of such Restricted Stock.

ARTICLE X. SARs

        10.1    General.    The Committee may from time to time grant SARs in conjunction with all or any portion of any Option (the "Related Option") either (i) at the time of the initial Option grant (not including any subsequent modification that may be treated as a new grant of an Incentive Stock Option for purposes of Section 424(h) of the Code) or (ii) with respect to Nonqualified Stock Options, at any time after the initial Option grant while the Nonqualified Stock Option is still outstanding. SARs shall not be granted other than in conjunction with an Option granted hereunder.

        10.2    Terms and Conditions.    SARs granted hereunder shall comply with the following conditions and also with the terms of the Award Agreement governing the Related Option:

          (a)   The SAR shall expire no later than the expiration of the Related Option.

          (b)   Upon the exercise of an SAR, the Participant shall be entitled to receive from Whittier or the appropriate Affiliate an amount in cash equal to the excess of the aggregate Fair Market Value of the shares of Common Stock with respect to which the SAR is then being exercised (determined as of the date of such exercise) over the aggregate purchase price of such shares as provided in the Related Option.

          (c)   SARs shall be exercisable (i) only at such time or times and only to the extent that the Related Option shall be exercisable, (ii) only when the Fair Market Value of the shares subject to the Related Option exceeds the purchase price of the shares as provided in the Related Option, and (iii) only upon surrender of the Related Option or any portion thereof with respect to the shares for which the SARs are then being exercised.

          (d)   Upon the exercise of an SAR, the Related Option shall be deemed to have been terminated to the extent of the number of shares of Common Stock with respect to which such SARs are exercised. Upon the exercise or termination of the Related Option, the SARs with respect to such Related Option shall be deemed to have been terminated to the extent of the number of shares of Common Stock with respect to which the Related Option was so exercised or terminated.

        10.3    Exercise of SARs.    Each exercise of SARs, or a portion thereof, shall be evidenced by a notice in writing to Whittier.

ARTICLE XI. OTHER INCENTIVE AWARDS

        Subject to the terms and provisions of the Plan, Other Incentive Awards may be granted to Employees, Outside Directors and Consultants in such amounts, upon such terms and at any time and from time to time as shall be determined by the Committee in its absolute discretion. Other Incentive Awards may be granted based upon, payable in or otherwise related to, in whole or in part, shares of Common Stock if the Committee, in its absolute discretion, determines that such Other Incentive Awards are consistent with the purposes of the Plan. Each grant of an Other Incentive Award shall be evidenced by an Award Agreement that shall specify the amount of the Other Incentive Award and the terms, conditions, restrictions and/or limitations applicable to such Award. Payment of Other Incentive Awards shall be made at such times and in such form, which may be cash, shares of Common Stock or other property (or a combination thereof), as established by the Committee, subject to the terms of the Plan.

ARTICLE XII. CORPORATE TRANSACTIONS

        12.1    Definition of Corporate Transaction.    A "Corporate Transaction" shall mean any of the following transactions with respect to which Whittier is a party:

          (a)   a merger or consolidation in which (i) Whittier is not the surviving entity or (ii) Whittier survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of Whittier;

          (b)   a tender offer or share exchange resulting in the transfer of ownership of more than fifty percent (50%) of the total outstanding voting power of Whittier immediately after such transaction; or

          (c)   the sale, lease, transfer or other disposition of all or substantially all of the assets of Whittier (other than to a wholly-owned subsidiary of Whittier).

        12.2    Effect on Outstanding Awards.    Upon (i) the approval by the stockholders of Whittier of a Corporate Transaction of the type described in Section 12.1(a) or (c), or (ii) the public announcement of a Corporate Transaction of the type described in Section 12.1(b), the Committee, acting in its absolute discretion and without the consent or approval of any Participant, may act to effect one or more of the following alternatives, which may vary among individual Participants and which may vary among Awards held by any individual Participant:

          (a)   accelerate the vesting of and the time at which Awards then outstanding may be exercised so that such Awards may be exercised in full (irrespective of whether such Awards are fully exercisable prior to the date of such Corporate Transaction) for a limited period of time on or before a specified date fixed by the Committee (which date may be before or after the date of such Corporate Transaction), after which specified date all unexercised Awards and all rights of Participants thereunder shall terminate;

          (b)   require the mandatory surrender to Whittier by selected Participants of some or all of the outstanding Awards held by such Participants (irrespective of whether such Awards are fully exercisable prior to the date of such Corporate Transaction) as of a date specified by the Committee (which date may be before or after the date of such Corporate Transaction), in which event the Committee shall thereupon cancel such Awards and Whittier shall pay to each Participant an amount of cash per share equal to the excess, if any, of the following amount, whichever is applicable:

              (i)  the per share price offered to stockholders of Whittier in the merger or consolidation described in Section 12.1(a), less the applicable exercise price, if any, payable by the Participant pursuant to such Award;

             (ii)  the price per share offered to stockholders of Whittier in any tender offer or share exchange described in Section 12.1(b), less the applicable exercise price, if any, payable by the Participant pursuant to such Award;

            (iii)  if such Corporate Transaction occurs pursuant to a type of transaction described in Section 12.1(c), the Fair Market Value per share of Common Stock subject to such Award, as determined by the Committee as of the date determined by the Committee to be the date of such transaction, less the applicable exercise price, if any, payable by the Participant pursuant to such Award.

          In the event that the consideration offered to stockholders of Whittier in any Corporate Transaction consists of anything other than cash, the Committee may determine in its absolute discretion the fair cash equivalent of the portion of the consideration offered which is other than cash.

          (c)   make such adjustments to Awards then outstanding so that such Awards thereafter cover the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Participant would have been entitled pursuant to the terms of the Corporate Transaction had the Participant been the holder of record of the number of shares of Common Stock covered by such Award; or

          (d)   in the event of a Corporate Transaction in which the holders of Whittier's Common Stock receive shares of stock in the acquiring entity ("Acquiror Stock"), convert Awards into Awards to acquire (or with respect to) shares of Acquiror Stock ("Substitute Awards"). Each Substitute Award shall be exercisable on substantially the same terms and conditions contained in the applicable Award, and shall cover such number of shares of Acquiror Stock and have such exercise price and other terms as the Committee, in its absolute discretion, shall deem appropriate in order to approximate with the Substitute Award an economic equivalent to the applicable Award.

        In the event of Corporate Transaction, the Committee may, but shall not be required to, take any such action set forth in Sections 12.2(a) through (d) above or shall be permitted to allow any or all outstanding Awards to remain so outstanding in accordance with the terms and conditions of the related Award Agreement.

ARTICLE XIII. AMENDMENT AND TERMINATION

        13.1    Plan Amendment and Termination.    The Board may at any time suspend, terminate, amend or modify the Plan, in whole or in part; provided, however, that no amendment or modification of the Plan shall become effective without the approval of such amendment or modification by the stockholders of Whittier (i) if such amendment or modification increases the maximum number of shares subject to the Plan (except as provided in Section 6.2) or changes the designation or class of persons eligible to receive Awards under the Plan, or (ii) if counsel for Whittier determines that such approval is otherwise required by or necessary to comply with applicable law. The Plan shall terminate upon the earlier of (i) the termination of the Plan by the Board, or (ii) the expiration of ten years from the date the Plan is adopted by the Board. Upon termination of the Plan, the terms and provisions of the Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination. No suspension, termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the consent of the Participant holding such Award.

        13.2    Award Amendment and Cancellation.    The Board may amend the terms of any outstanding Award granted pursuant to this Plan, but any amendment that would adversely affect the Participant's (or a permitted transferee's) rights under an outstanding Award shall not be made without the written consent of the Participant (or the permitted transferee). The Board may, with a Participant's (or a permitted transferee's) written consent, cancel any outstanding Award or accept any outstanding Award in exchange for a new Award.

ARTICLE XIV. MISCELLANEOUS

        14.1    Award Agreements.    After the Committee grants an Award under the Plan to a Participant, Whittier and the Participant shall enter into an Award Agreement setting forth the terms, conditions, restrictions and/or limitations applicable to the Award and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Award Agreements need not be identical. All Award Agreements shall be subject to the provisions of the Plan, and in the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern.

        14.2    Listing Conditions.

        (a)   As long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. Whittier shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

        (b)   If at any time counsel to Whittier or its Affiliates shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on Whittier or its Affiliates under the statutes, rules or regulations of any applicable jurisdiction, Whittier or its Affiliates shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on Whittier or its Affiliates.

        (c)   Upon termination of any period of suspension under this Section 14.2, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

        14.3    Additional Conditions.    Notwithstanding anything in the Plan to the contrary: (i) Whittier may, if it shall determine it necessary or desirable for any reason, at the time of grant of any Award or the issuance of any shares of Common Stock pursuant to any Award, require the recipient of the Award or such shares of Common Stock, as a condition to the receipt thereof, to deliver to Whittier a written representation of present intention to acquire the Award or such shares of Common Stock for his or her own account for investment and not for distribution; (ii) the certificate for shares of Common Stock issued to a Participant may include any legend which the Committee deems appropriate to reflect any restrictions on transfer, and (iii) all certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Common Stock is then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        14.4    Nonassignability.    No Award granted under the Plan may be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of, other than by will or pursuant to the applicable laws of descent and distribution. Further, no such Award shall be subject to execution, attachment or similar process. Any attempted sale, transfer, pledge, exchange, hypothecation or other disposition of an Award not specifically permitted by the Plan or the Award Agreement shall be null and void and without effect. All Awards granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or, in the event of the Participant's legal incapacity, by his or her guardian or legal representative.

        14.5    Withholding Taxes.    The Company shall be entitled to deduct from any payment made under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment, may require the Participant to pay to the Company such withholding taxes prior to and as a condition of the making of any payment or the issuance or delivery of any shares of Common Stock under the Plan, and shall be entitled to deduct from any other compensation payable to the Participant any withholding obligations with respect to Awards under the Plan. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from or with respect to an Award by (i) withholding shares of Common Stock from any payment of Common Stock due as a result of such Award, or (ii) permitting the Participant to deliver to the Company previously acquired shares of Common Stock, in each case having a Fair Market Value equal to the amount of such required withholding taxes. No payment shall be made and no shares of Common Stock shall be issued pursuant to any Award unless and until the applicable tax withholding obligations have been satisfied.

        14.6    No Fractional Shares.    No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award granted hereunder, and except as otherwise provided herein, no payment or other adjustment shall be made in respect of any such fractional share.

        14.7    Notices.    All notices required or permitted to be given or made under the Plan or any Award Agreement shall be in writing and shall be deemed to have been duly given or made if (i) delivered personally, (ii) transmitted by first class registered or certified United States mail, postage prepaid, return receipt requested, (iii) sent by prepaid overnight courier service, or (iv) sent by telecopy or facsimile transmission, answer back requested, to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. Such notices shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefor, or (iii) if sent by telecopy or facsimile transmission, when the answer back is received. Whittier or a Participant may change, at any time and from time to time, by written notice to the other, the address that it or such Participant had theretofore specified for receiving notices. Until such address is changed in accordance herewith, notices hereunder or under an Award Agreement shall be delivered or sent (i) to a Participant at his or her address as set forth in the records of the Company or (ii) to Whittier at the principal executive offices of Whittier clearly marked "Attention: LTIP Administrator."

        14.8    Binding Effect.    The obligations of Whittier under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of Whittier, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of Whittier. The terms and conditions of the Plan shall be binding upon each Participant and his or her heirs, legatees, distributees and legal representatives.

        14.9    Severability.    If any provision of the Plan or any Award Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or such agreement, as the case may be, but such provision shall be fully severable and the Plan or such agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.

        14.10    No Restriction of Corporate Action.    Nothing contained in the Plan shall be construed to prevent Whittier or any Affiliate from taking any corporate action (including any corporate action to suspend, terminate, amend or modify the Plan) that is deemed by Whittier or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Awards made or to be made under the Plan. No Participant or other person shall have any claim against Whittier or any Affiliate as a result of such action.

        14.11    Governing Law.    The Plan shall be governed by and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Texas except as superseded by applicable federal law.

        14.12    No Right, Title or Interest in Company Assets.    No Participant shall have any rights as a stockholder of Whittier as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name and, in the case of Restricted Stock, unless and until such rights are granted to the Participant pursuant to the Plan. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company, and such person shall not have any rights in or against any specific assets of the Company. All of the Awards granted under the Plan shall be unfunded.

        14.13    Risk of Participation.    Nothing contained in the Plan shall be construed either as a guarantee by Whittier or its Affiliates, or their respective stockholders, directors, officers or employees, of the value of any assets of the Plan or as an agreement by Whittier or its Affiliates, or their respective stockholders, directors, officers or employees, to indemnify anyone for any losses, damages, costs or expenses resulting from participation in the Plan.

        14.14    No Guarantee of Tax Consequences.    No person connected with the Plan in any capacity, including, but not limited to, Whittier and the Affiliates and their respective directors, officers, agents and employees, makes any representation, commitment or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to any Awards or payments thereunder made to or for the benefit of a Participant under the Plan or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

        14.15    Continued Employment or Service.    Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant the right to continue in the employ or service of the Company, or interfere in any way with the rights of the Company to terminate a Participant's employment or service at any time, with or without cause.

        14.16    Miscellaneous.    Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction of the Plan or any provisions hereof. The use of the masculine gender shall also include within its meaning the feminine. Wherever the context of the Plan dictates, the use of the singular shall also include within its meaning the plural, and vice versa.

        IN WITNESS WHEREOF, this Plan has been executed as of this 16th day of December 2003.

WHITTIER ENERGY CORPORATION
By:	/s/ BRYCE W. RHODES Bryce W. Rhodes President and Chief Executive Officer

QuickLinks

  Exhibit 10.9
WHITTIER ENERGY CORPORATION LONG-TERM INCENTIVE PLAN
ARTICLE I. ESTABLISHMENT AND PURPOSE
ARTICLE II. DEFINITIONS
ARTICLE III. PLAN ADMINISTRATION
ARTICLE IV. ELIGIBILITY
ARTICLE V. FORM OF AWARDS
ARTICLE VI. SHARES SUBJECT TO THE PLAN
ARTICLE VII. OPTIONS
ARTICLE VIII. PHANTOM OPTIONS